Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2024, relating to the financial statements of SoFi Technologies, Inc., and the effectiveness of SoFi Technologies, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of SoFi Technologies, Inc. as of and for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP
San Francisco, California
November 29, 2024